                                                                     EXHIBIT 2.1
                                                                     -----------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


                  THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of January 16, 2007, by and among HOMASSIST CORPORATION, a Nevada corporation (the "PARENT"), TFP SUB, INC., a California corporation (the "MERGER SUB"), THE FAMILY POST, INC., a California corporation (the "COMPANY"), and the shareholders of the Company (each, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS) who are signatories to a certain shareholder consent dated January 3, 2007 authorizing this transaction ("Shareholder Consent" attached hereto as Exhibit A). Capitalized terms used in this Agreement without definition shall have the meanings set forth or referenced in ARTICLE VIII.

                              W I T N E S S E T H:

                  WHEREAS, the Shareholders are collectively the beneficial and record owners of all of the issued and outstanding capital stock of the Company, comprised of 16,478,175 shares of common stock, no par value per share (collectively, the "COMPANY SHARES"); and

                  WHEREAS, the respective Boards of Directors of the Parent, Merger Sub, the Shareholders and the Company have approved the merger (the "MERGER") of the Company into Merger Sub on the terms and subject to the conditions set forth in this Agreement, whereby each issued Company Share not owned by the Parent, Merger Sub, or the Company shall be converted into the right to receive the Merger Consideration (as defined in Section 2.1 below); and

                  WHEREAS, the Parent, as the sole stockholder of Merger Sub, will approve this Agreement immediately following the execution of this Agreement; and

                  WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

                  WHEREAS, the Parent, Merger Sub, and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                     MERGER
                                     ------

         1.1 THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the California General Corporation Law (the "CGCL"), the Company shall be merged with and into Merger Sub at the Effective Time. At the Effective Time and as a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving entity (the "SURVIVING Entity"). The Merger, the issuance by the Parent of shares of common stock, par value $0.001 per share, of the Parent (the "PARENT COMMON STOCK") in connection with the Merger (the "SHARE ISSUANCE") and the other transactions contemplated by this Agreement are referred to in this Agreement as the "TRANSACTIONS."

         1.2 CLOSING. The closing (the "CLOSING") of the Merger shall take place at the offices of Spectrum Law Group, 1900 Main Street, Suite 125, Irvine, CA 92614 at 10:00 a.m., Pacific Daylight Time, on the third (3rd) Business Day following the satisfaction (or, to the extent permitted by Law, waiver by the party or parties entitled to the benefits thereof) of the conditions set forth in Sections 5.1 and 5.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other place, time and date as shall be agreed in writing by the Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

         1.3 EFFECTIVE TIME. Prior to the Closing, the Parent shall prepare, and on the Closing Date, the Surviving Entity shall file with the Secretary of State of the State of California, a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the CGCL and shall make all other filings or recordings required under the CGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State on the Closing Date, or at such later time as the Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

         1.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided herein and in the applicable provisions of the CGCL.

         1.5 ARTICLES OF INCORPORATION AND BY-LAWS.

                  (a) The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Entity until thereafter changed or amended as provided therein or by the CGCL or applicable Law.

                  (b) The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Entity until thereafter changed or amended as provided therein or by applicable Law.

         1.6 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.7 OFFICERS. The officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II

          EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
          ------------------------------------------------------------
                            EXCHANGE OF CERTIFICATES
                            ------------------------

         2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Shares or any shares of capital stock of Merger Sub:

                  (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall continue to be issued and outstanding and shall constitute the only issued and outstanding shares of the Surviving Entity.

                  (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each Company Share that is owned by the Company, Parent or Merger Sub (or any direct or indirect wholly-owned subsidiary of Parent or Merger Sub) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash, Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

                  (c) CONVERSION OF COMPANY SHARES.

                           (1) Subject to Sections 2.1(b) and 2.1(d), each
issued and outstanding Company Share outstanding prior to the Effective Time shall be converted into the right to receive: pro-rata portion of Thirty Seven Million One Hundred Seventy Three Thousand Three Hundred Eighty Five (37,173,385) shares of Parent Common Stock (the "MERGER CONSIDERATION");

                           (2) As of the Effective Time, all such Company Shares
shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.2.

                  (d) DISSENTERS RIGHTS. Notwithstanding anything in this Agreement to the contrary, Company Shares ("DISSENTER SHARES") that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment for such Dissenter Shares pursuant to, and who complies in all respects with, Sections 1300 et. seq. of the CGCL (the "DISSENTER RIGHTS") shall not be converted into Merger Consideration as provided in Section 2.1(c)(1), but rather the holders of Dissenter Shares shall be entitled to payment for such Dissenter Shares in accordance with the Dissenter Rights; PROVIDED, HOWEVER, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment under the Dissenter Rights, then the right of such holder to be paid in accordance with the Dissenter Rights shall cease and such Dissenter Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.1(c)(1). The Company shall serve prompt notice to the Parent of any written notice of intent to demand payment, or any written demand for payment, received by the Company in respect of any Company Shares, and the Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of the Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

         2.2 EXCHANGE OF CERTIFICATES.

                  (a) EXCHANGE AGENT. Spectrum Law Group shall serve as Exchange Agent (the "EXCHANGE AGENT") for payment of Merger Consideration upon surrender of certificates representing Company Shares. Promptly following the Effective Time, Parent shall reserve and/or deposit with the Exchange Agent, for the benefit of the holders of Company Shares, for exchange in accordance with this
Article II, through the Exchange Agent: certificates representing the number of shares of Parent Common Stock issuable and pursuant to Section 2.1(c) in exchange for outstanding Company Shares. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 2.1.

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, each holder of record of a certificate or certificates (the "CERTIFICATES") that, immediately prior to the Effective Time, represented outstanding Company Shares whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.1(c) shall surrender such holder's Certificate for cancellation to the Company and/or the Exchange Agent (or to such other agent or agents as may be appointed by Parent) together with a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Parent and shall be in such form and have such other provisions as Parent may reasonably specify), duly executed, and such other documents as may reasonably be required by the Parent or the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefore the holder's pro rata portion of the Merger Consideration, into which the aggregate number of Company Shares previously represented by such Certificate shall have been converted pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled. Thereafter, such holder shall be treated as a holder of Parent Common Stock for purposes of voting or quorum for any meeting of the stockholders of Company. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the Company Shares theretofore represented by such Certificate have been converted pursuant to Section 2.1(c). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

                  (c) RESTRICTED SECURITIES. The shares of Parent Common Stock
(i) shall not be registered under the Securities Act or any state securities laws, (ii) will be offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering, and (iii) therefore, shall constitute "restricted securities" within the meaning of the Securities Act and cannot be resold or transferred unless they are subsequently registered under the Securities Act and such applicable state securities laws or unless an exemption from such registration is available.

                  (d) INVESTMENT REPRESENTATION LETTERS. On or before the Closing Date, each of the Shareholders shall execute and deliver an Investment Representation Letter, in the form attached hereto as EXHIBIT B (the "INVESTOR REPRESENTATION LETTER"), which contains certain representations designed to confirm the availability to the Parent of the exemption from registration under Rule 506 of the Securities Act in connection with the issuance of the Parent Common Stock pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that any Shareholder (a "DEFAULTING SHAREHOLDER") is unable or fails to execute and deliver an Investor Representation Letter in favor of the Parent, or the Parent has a reasonable basis to believe that the representations of such Shareholder in the Investor Representation Letter are not true and correct in any material respects, then the Parent may in its sole and absolute discretion refuse to issue the Merger Consideration allocable to the Defaulting Shareholder.

                  (e) NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES. The Merger Consideration paid and/or issued in accordance with the terms of this Article II upon conversion of any Company Shares shall be deemed to have been paid and/or issued in full satisfaction of all rights pertaining to such Company Shares, subject, however, to the Surviving Entity's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such Company Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing Company Shares are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (f) INCOME TAX TREATMENT. It is intended by the parties hereto that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

         2.3 COMPANY EQUITY AWARDS.

                  (a) At the Effective Time, each Company Stock Option then outstanding, whether or not then exercisable, shall be assumed by Parent and converted into an option to purchase Parent Common Stock in accordance with this
Section 2.3(a). Each Company Stock Option so converted shall continue to have, and be subject to, the same terms and conditions as set forth in the applicable Company Stock Option and any agreements thereunder immediately prior to the

Effective Time. Notwithstanding the foregoing, the conversion of any Company Stock Options which are "incentive stock options," within the meaning of Section 422 of the Code, into options to purchase Parent Common Stock shall be made so as not to constitute a "modification" of such Company Stock Options within the meaning of Section 424 of the Code.

                  (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise or settlement of the Company Stock Options being assumed or settled in accordance with this Section 2.3.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         3.1 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Company hereby represent and warrant to the Parent as follows:

                  (a) AUTHORITY. The Company has the corporate power and authority to enter into and deliver this Agreement and each of the other agreements, certificates, instruments and documents contemplated hereby (collectively, the "ANCILLARY DOCUMENTS") to which it is a party, to carry out its obligations hereunder and under any Ancillary Document and to consummate the transactions contemplated hereby and by the Ancillary Documents. All actions, authorizations and consents required by Law for the execution, delivery, and performance by the Company of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been properly taken or obtained, including without limitation, the approval of this Agreement and the transactions contemplated by it by the Board of Directors of the Company.

                  (b) EXECUTION AND DELIVERY. This Agreement has been, and each Ancillary Document to which the Company is a party will be at the Closing, duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting or relating to creditors' rights generally or by general principles of equity.

                  (c) NO CONFLICTS. Except as set forth on SCHEDULE 3.1(C), the execution, delivery and performance by the Company of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, or result in the creation of or right to create any Lien upon any of the assets of the Company under, (i) any Laws to which the Company or any of its assets are subject, (ii) any permit, judgment, order, writ, injunction, decree or award of any Governmental Authority to which the Company or any of its assets are subject, (iii) the articles of incorporation or bylaws of the Company, or (iv) any license, indenture, promissory note, bond, credit or loan agreement, lease, agreement, commitment or other instrument or document to which the Company is a party or by which the Company or any of its assets are bound.

                  (d) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained by the Company in connection with or as a result of the execution and delivery of this Agreement or any of the Ancillary Documents, or the performance of its obligations hereunder and thereunder.

                  (e) ORGANIZATION, STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of California. The Company has corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to use its name and is duly qualified, licensed or authorized to do business and in good standing, in each jurisdiction where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or authorization. Each such jurisdiction is identified on SCHEDULE 3.1(E). The Company's corporate minute books reflect all resolutions approved and other actions taken by its shareholders or Board of Directors and any committees thereof since the date of its incorporation. The Shareholders or the Company have previously delivered to the Parent true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company, each as currently in effect (collectively, the "ORGANIZATION DOCUMENTS").

                  (f) CAPITALIZATION. The authorized capital stock of the Company consists solely of 27,000,000 shares of common stock, of which 16,478,175 shares are issued and outstanding. As of the date hereof, each Shareholder owns of record such number of shares of Common Stock as is set forth opposite such Shareholder's name on SCHEDULE 3.1(F). The Company Shares constitute all of the issued and outstanding capital stock of the Company. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. No shares of Common Stock are held in treasury. Except as disclosed in SCHEDULE 3.1(F), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible or exchangeable securities, profits interests, conversion rights, preemptive rights, rights of first refusal or other rights, agreements, arrangements or commitments of any nature whatsoever under which the Company is or may become obligated to issue, redeem, assign or transfer any shares of capital stock or purchase or make payment in respect of any shares of capital stock of the Company now or previously outstanding, and there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to or any shares of its capital stock.

                  (g) NO SUBSIDIARIES OR OTHER EQUITY INTERESTS. The Company does not, nor has it ever at any time since its organization, had a direct or indirect Subsidiary or owned, directly or indirectly, any equity, investment or other equity interest, or any right (contingent or otherwise) to acquire the same, in any other Person.

                  (h) FINANCIAL STATEMENTS; INTERNAL CONTROLS. The Company has previously delivered to the Parent true, complete and correct copies of audited financial statements of the Company for the fiscal year ended December 31, 2005 (the "FINANCIAL STATEMENTS"). The Financial Statements comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. SCHEDULE 3.1(H) lists all documentation creating or governing all "off-balance sheet arrangements" (as defined in Item 303(a)(4) of Regulation S-K promulgated by the SEC) which the Company would be required to disclose under
Item 303(a) of Regulation S-K if the Company were subject to the periodic reporting requirements of the Exchange Act. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (i) ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent adequately reflected on or reserved against in the Financial Statements and except for recurring Liabilities incurred in the ordinary course of business consistent with recent past practice, as of September 30, 2006 (the "BALANCE SHEET DATE"), the Company had no direct or indirect Liabilities for any period prior to such date or arising out of transactions entered into or any set of facts existing prior thereto. Since the Balance Sheet Date, the Company has not incurred any Liabilities except in the ordinary course of business consistent with recent past practice, none of which are, individually or in the aggregate, material.

                  (j) ORDINARY COURSE. Since the Balance Sheet Date, except as otherwise disclosed on SCHEDULE 3.1(J), the Company has operated its business in the ordinary course consistent with past practice and there has not occurred:

                           (i) any change in the condition (financial or
otherwise), properties, assets, liabilities, business, prospects, operations or results of operations that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                           (ii) any amendments or changes in any of its
Organization Documents;

                           (iii) any issuance or sale of any shares of or
interests in, or rights of any kind to acquire any shares of or interests in, or receipt of any payment based on the value of, its capital stock or any securities convertible or exchangeable into shares of its capital stock (including, without limitation, any stock options, phantom stock or stock appreciation rights) or any adjustment, split, combination or reclassification of its capital stock, or any declaration or payment of any dividend or any distribution on, or any redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

                           (iv) any investment of a capital nature on its own
account in excess of $50,000 individually or $100,000 in the aggregate;

                           (v) any entering into, amendment of, modification in,
relinquishment, termination, or non-renewal by the Company of any contract, lease, transaction, commitment or other right or obligation, except for purchase and sale commitments entered into in the ordinary course of business consistent with recent past practice;

                           (vi) any waiver, forfeiture, or failure to assert any
rights of a material value or made, whether directly or indirectly, any payment of any material Liability before the same came due in accordance with its terms;

                           (vii) any material damage, destruction or loss of the
Company's assets or properties, whether covered by insurance or not;

                           (viii) any payment of (or any making of oral or
written commitments or representations to pay) any bonus, increased salary or special remuneration to any director, officer, employee or consultant or any entry into or alterations of the terms of any employment, consulting or severance agreement with any such person; any payment of any severance or termination pay (other than payments made in accordance with existing plans or agreements); any grant of stock option or issuance of any restricted stock; any entry into or modification of any agreement or Employee Benefit Plan (except as required by law) or any similar agreement;

                           (ix) any modification of any term of benefits payable
under any Employee Benefit Plan;

                           (x) (A) any creation, incurrence or assumption of any
Liability for borrowed money except those Liabilities incurred in the ordinary course of business consistent with recent past practice, (B) issuance or sale of any securities convertible into or exchangeable for debt securities of the Company; or (C) issuance or sale of options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any securities convertible into or exchangeable for any such debt securities;

                           (xi) any material change in the amounts or scope of
coverage of insurance policies;

                           (xii) any merger or consolidation with any other
Person, acquisition of any capital stock or other securities of any other Person, or acquisition of all or a significant portion of the assets of any other Person, or acquisition of any assets or properties from any Shareholder or its affiliate or family member;

                           (xiii) any assumption or guarantee of any Liability
or responsibility (whether primarily, secondarily, contingently or otherwise) for the obligations of any other Person;

                           (xiv) any loan, advance (including, without
limitation, any loan or advance to any stockholder, officer, director or employee of such Company) or capital contribution to, or investment in, any Person, except travel advances or advances of no more than $50,000 to employees in the ordinary course of business consistent with recent past practice;

                           (xv) any sale, transfer or lease to others of, any
grant, creation or assumption of Liens against, or otherwise disposed of, any of its material assets, whether tangible or intangible;

                           (xvi) any lapse, failure to take any actions to
protect, or any adverse change in respect of any of its Proprietary Rights;

                           (xvii) any consummation of any other transaction that
is not in the Company's ordinary course of business consistent with recent past practice;

                           (xviii) any collection of the Company's accounts
receivable, or any payment of the Company's accounts payable, in each case that is not in the Company's ordinary course of business consistent with recent past practice; or

                           (xix) any agreement or commitment, in writing or
otherwise, to take any of the actions described in the foregoing subclauses (i) through (xviii).

                  (k) TITLE TO ASSETS. Except as disclosed on SCHEDULE 3.1(K), the Company has good and marketable title to all of the tangible and intangible assets owned by it, free and clear of any Liens, and none of such assets are owned by any Person other than the Company. The Company owns, leases, licenses or otherwise has the contractual right to use all of the assets used in or necessary for the conduct of its business as currently conducted. The Company has delivered to the Parent a schedule of the fixed assets of the Company dated within thirty (30) days prior to the date hereof. All personal property owned or leased by the Company, taken as a whole, is in good repair and is operational and usable in the operation of the Company, subject to ordinary wear and tear.

                  (l) RECEIVABLES AND PAYABLES. Except as disclosed on SCHEDULE 3.1(L), (i) the accounts and notes receivable reflected on the Financial Statements or arising since the Balance Sheet Date (collectively, the "RECEIVABLES"), are bona fide, represent valid obligations to the Company, and have arisen or were acquired in the ordinary course of business and in a manner consistent with recent past practice and with the Company's regular credit practices; (ii) the Company's provision for doubtful accounts reflected on its Financial Statements or reserved on its books since the Balance Sheet Date has been determined in accordance with the generally accepted accounting principles consistently applied; (iii) the Receivables have been collected or are collectible in full, net of any allowance for uncollectibles recorded on the Financial Statements or properly reserved on its books since the Balance Sheet Date, in a manner consistent with past practice in the ordinary course of business and without resort to litigation; (iv) none of the Receivables is or will at the Closing Date be subject to any defense, counterclaim or setoff; (v) since the Balance Sheet Date, the Company has not canceled, reduced, discounted, credited or rebated or agreed to cancel, reduce, discount, credit or rebate, in whole or in part, any Receivables; and (vi) there has been no material adverse change since the Balance Sheet Date in the amounts of Receivables or the allowances with respect thereto, or accounts payable of the Company, from those reflected in the balance sheet of the Company as of such date. The Company has provided to the Parent a schedule of aged Receivables and payables for the Company as of a date which is within three (3) business days of the date hereof.

                  (m) REAL PROPERTY.

                           (i) The Company does not now own, and has never
owned, any real property.

                           (ii) SCHEDULE 3.1(M) sets forth a true and complete
list of all real property leased or otherwise used by the Company, identifying the lessor or other owner thereof (the "REAL PROPERTY").

                           (iii) There is not existing or proposed as a matter
of public record or, to the Knowledge of the Company, presently contemplated, any condemnation or similar action, or zoning action or proceeding, with respect to any portion of the Real Property. None of the existing buildings and improvements which in part comprise the Real Property fails to comply fully with all size, height, set back, use and other zoning restrictions and regulations applicable thereto, including, without limitation, the parking space requirements of all applicable zoning ordinances and regulations. The Company or its landlord has obtained all licenses, permits, approvals, certificates, and other authorizations required by applicable Laws for the use and occupancy of the Real Property as it is currently being utilized. None of the Real Property is subject to any encumbrance, easement, right-of-way, building or use restriction, exception, variance, reservation, limitation or other Liens which might in any material respect interfere with or impair the continued use thereof as currently utilized or proposed to be utilized by the Company.

                  (n) PROPRIETARY RIGHTS.

                           (i) The Company owns or possesses licenses or other
rights to use all trademarks, trade and business names, internet domain names, service marks, service names, copyrights, customer lists, trade secrets and inventions (whether or not patentable) (collectively, "PROPRIETARY RIGHTS") that are necessary to the conduct of the Company's business as currently conducted or anticipated.

                           (ii) SCHEDULE 3.1(N)(II) sets forth a true and
complete list of all trademarks, trade names, service marks, service names, internet domain names, copyrights and patents included in the Proprietary Rights of the Company (identifying which are owned and which are licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements relating thereto. All filing, registration, maintenance or similar fees payable in connection with each registration (or application therefor) of Proprietary Rights set forth on
SCHEDULE 3.1(N)(II) have been paid and each such registration is valid and in full force and effect.

                           (iii) Except as disclosed in SCHEDULE 3.1(N)(III),
the Company is not required to pay any royalty, license fee or similar compensation in connection with the conduct of its business as currently conducted.

                           (iv) To the knowledge of the Company, the Company has
not interfered with, infringed upon, misappropriated or otherwise come into conflict with the Proprietary Rights of any other Person or committed any acts of unfair competition, and no claims have been asserted by any Person alleging such interference, infringement, misappropriation, conflict or act of unfair competition.

                           (v) To the knowledge of the Company, no Person is
infringing upon its Proprietary Rights.

                           (vi) There are no Proprietary Rights developed by any
shareholder, director, officer, consultant or employee of the Company that are used in the Company's business and that have not been transferred to, or are not owned free and clear of any Liens by, the Company.

                  (o) MATERIAL AGREEMENTS. SCHEDULE 3.1(O)(1) sets forth a true and complete list, and the Company has provided to the Parent complete copies (including all amendments and extensions thereof and all waivers thereunder) or, if oral, an accurate and complete description, of each of the following, whether written or oral, to which the Company is a party or is otherwise bound (each, a "MATERIAL AGREEMENT"):

                           (i) all loan agreements, indentures, mortgages,
notes, installment obligations, capital leases or other agreements or instruments relating to the borrowing of money (or guarantees thereof);

                           (ii) all continuing contracts or commitments for the
future purchase, sale or manufacture of products, materials, supplies, equipment or services requiring payment to or from the Company in an amount in excess of $50,000 per annum which are not terminable on 30 days' or less notice without cost or other liability at or any time after the Closing Date, or in which the Company has granted or received manufacturing rights, most favored nation pricing provisions or exclusive rights relating to any product or service;

                           (iii) all contracts with any Governmental Authority;

                           (iv) all leases, subleases or any other agreements or
arrangements under which the Company has the right or license to use any personal property, whether tangible or intangible, owned or licensed by another Person;

                           (v) all agreements or arrangements under which any
other Person has the right or license to use any real property or personal property, whether tangible or intangible, owned, leased or licensed by the Company;

                           (vi) all contracts or understandings which by their
terms restrict the ability of the Company to conduct its business or to otherwise compete, including as to manner or place;

                           (vii) all joint venture or similar agreements or
understandings;

                           (viii) lease and other agreements pertaining to the
Real Property;

                           (ix) all collective bargaining, employment,
severance, consulting, nondisclosure or confidentiality agreements, and agreements requiring a charge of control or parachute payments, or any other type of contract or understanding with any officer, employee or consultant, other than pursuant to Employee Benefit Plans, which is not immediately terminable by the Company without cost or other liability to the Company;

                           (x) all agreements with sales agents or
representatives, wholesalers, distributors and dealers;

                           (xi) all agreements concerning any Hazardous
Materials; and

                           (xii) all other contracts, without regard to monetary
amount, which were not entered into in the ordinary course of business consistent with past practice or which are material to the conduct of the Company's business and not listed above.

                           Except as disclosed on SCHEDULE 3.1(O)(2), the
Company is not, and to the knowledge of the Company, any other party thereto is not, in default under any Material Agreement and no event has occurred or is reasonably expected to occur which (after notice or lapse of time or both) would become a breach or default under, or would otherwise permit modification, cancellation, acceleration or termination of, any Material Agreement or would result in the creation of or right to obtain any Lien upon, or any Person obtaining any right to acquire, any assets, rights or interests of the Company. Except as disclosed on SCHEDULE 3.1(O)(3): (i) each Material Agreement is in full force and effect and is a valid and binding obligation of the Company, and, to the knowledge of the Company, the other parties thereto; (ii) there are no unresolved disputes with respect to any Material Agreement; and (iii) the Company has no reasonable basis to believe that any party to a Material Agreement intends either to modify, cancel or terminate such Material Agreement.

                  (p) LITIGATION. Except as disclosed on SCHEDULE 3.1(P), there is no claim, legal action, suit, arbitration, investigation or other proceeding pending, or to the knowledge of the Company, threatened against or relating to the Company or its assets. Neither the Company nor any of its assets are subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority. There is currently no investigation or review by any Governmental Authority with respect to the Company pending or, to the Knowledge of the Company, threatened, nor has any Governmental Authority notified the Company of its intention to conduct the same.

                  (q) COMPLIANCE WITH LAWS. The Company has all licenses, permits and other authorizations from all applicable Governmental Authorities necessary or desirable for the conduct of its business as currently conducted or as currently expected to be conducted following the Closing Date. SCHEDULE 3.1(Q) hereto sets forth a true and complete list of all such licenses, permits and other authorizations obtained by the Company, each of which is in full force and effect and no violations thereunder have been recorded. The Company is in compliance, and has complied, with all Laws applicable to it and has not received any notice of any violation thereof.

                  (r) ENVIRONMENTAL MATTERS. To the knowledge of the Company, except as disclosed in SCHEDULE 3.1(R):

                           (i) During the period that the Company has owned,
leased or operated any properties or facilities, neither it nor any other Person has disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials on, from or under such properties or facilities. There is not now nor has there ever been any presence, disposal, release or threatened release of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U. S.C. ss. 9601 et seq., as amended ("CERCLA").

                           (ii) The operations of the Company and properties
that the Company owns, leases or operates, are in compliance with Environmental Law. During the time that the Company has owned, leased or operated its properties and facilities, neither the Company nor any other Person has used, generated, manufactured or stored on, under or about such properties or facilities or transported or arranged for disposal to or from such properties or facilities, any Hazardous Materials which may be considered a violation of applicable Environmental Law.

                           (iii) During the time that the Company has owned,
leased or operated its properties and facilities, there has been no litigation or proceeding brought or, to the Knowledge the Company, threatened against the Company by, or any settlement reached the Company with, any Persons alleging the presence, disposal, release or threatened release of any Hazardous Materials, on from or under any of such properties or facilities.

                           (iv) There are no facts, circumstances or conditions
relating to the properties and facilities owned, leased or operated by the Company which could give rise to a claim under any Environmental Law or to any material Environmental Costs and Liabilities.

                  (s) RELATED PARTY TRANSACTIONS. Except as disclosed on
SCHEDULE 3.1(S), no Related Party has been directly or indirectly a party to any contract or other arrangement (whether written or oral) with the Company providing for services (other than as an employee of the Company), products, goods or supplies, rental of real or personal property, or other wise requiring payments from or to the Company. For purposes hereof, the term "RELATED PARTY" shall mean any Shareholder or a director or officer of the Company or any member of his or her family or any corporation, partnership, limited liability company, other business entity or trust in which he or she or any member of his or her family has greater than a ten percent (10%) interest, or of which he or she or any member of his or her family is an officer, director, general partner, member or trustee.

                  (t) INSURANCE. SCHEDULE 3.1(T)(L) sets forth a list of the Company's insurance policies (including property, casualty, liability (general, professional and directors and officers) and workers' compensation), listing for each policy the identity of the insurance carrier, the policy period, the limits and retentions and any special exclusions. Except as set forth on SCHEDULE 3.1(T)(2), such insurance coverage and coverage amounts are customary for the business engaged in by the Company. Such policies are currently in full force and effect, all premiums have been paid in full with respect thereto and the Company has not received any notice of termination or modification from the insurance carriers. SCHEDULE 3.1(T)(L) also sets forth a true and complete description of any self-insurance arrangement by or affecting the Company, including any reserves established thereunder, if any.

                  (u) TAXES.

                           (i) The Company has timely filed with the appropriate
taxing authorities all returns and reports in respect of Taxes ("RETURNS") required to be filed by it (taking into account any extension of time to file granted to or on the account of the Company). The information on such Returns is complete and accurate in all material respects. The Company has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. As used in this SECTION 3.1(U), the Company shall mean, individually and collectively, (i) the Company and (ii) any individual, trust, corporation, partnership or other entity as to which the Company may be liable for Taxes incurred by such individual or entity as a transferee or pursuant to any provision of federal, state, local or foreign law or regulation.

                           (ii) No unpaid (or unreserved in accordance with
generally accepted accounting principles applied on a consistent basis) deficiencies for Taxes have been claimed, proposed or assessed by any taxing authority or other Governmental Authority with respect to the Company for any Pre-Closing Period and, to the best knowledge of the Company or the Shareholder, there are no pending audits, investigations or claims for or relating to any liability in respect of Taxes of the Company, nor has the Company been notified of any request for such an audit, investigation or claim. The Company has not requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to the Company.

                           (iii) (1) The Company has made or will make provision
for all Taxes payable by it with respect to any Pre-Closing Period which are not payable prior to the Closing Date; (2) the provisions for Taxes with respect to the Company for the Pre-Closing Period are adequate to cover all Taxes with respect to such period; (3) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;
(4) the Company has provided Parent with all relevant Tax returns; (5) the Company is not a "consenting corporation" under Section 341(f) of the Code, or any corresponding provision of state, local or foreign law; (6) there are no private letter rulings in respect of any Tax pending between the Company and any taxing authority; (7) the Company has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person other than the Company;
(8) the Company is not liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes, or is a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes; (9) the Company is not, and has not been, a real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (10) the Company is not a person other than a United States person within the meaning of the Code; (11) the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes; (12) the Company has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (13) the Company has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under
Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; (14) the Company is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (15) the Company has been a Subchapter S corporation (as defined in Section 1361(a)(1) of the Code); (16) SCHEDULE 3.1(U)(III)(16) contains a list of all jurisdictions to which any Tax is properly payable by the Company; (17) the Company is not a personal holding company within the meaning of Section 542 of the Code; (18) the Company has not made an election and is not required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

                  (v) EMPLOYEE BENEFIT PLANS.

                           (i) SCHEDULE 3.1(V)(I) lists all Employee Benefit
Plans which have been maintained or contributed to by the Company or to which the Company has been obligated to contribute. Except as set forth on SCHEDULE 3.1(V)(II), neither the Company nor any of its ERISA Affiliates (as defined below), maintains or has maintained, contributed to or been obligated to contribute to a Pension Plan subject to Title IV of ERISA or Section 412 of the Code. Except as set forth on SCHEDULE 3.1(V)(III), each Pension Plan and Welfare Plan disclosed on SCHEDULE 3.1(V)(I) has been maintained in compliance with its terms and all material provisions of ERISA and the Code, applicable thereto (including rules and regulations thereunder).

                           (ii) The Company has delivered or made available to
Parent prior to the date hereof complete and correct copies of (a) any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten), (b) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Employee Benefit

Plan (and written summaries of any unwritten Employee Benefit Plans, modifications to Employee Benefit Plans and employee communications), (c) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed, (d) where applicable, the most recent (A) opinion, notification and determination letters, (B) actuarial valuation reports, and (C) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan, (e) all material communications received from or sent to the Internal Revenue Service or the Department of Labor (including a written description of any oral communication), and (f) any Forms 5330 required to be filed by the Company or any Affiliate, whether related to an Employee Benefit Plan or otherwise.

                           (iii) Each Pension Plan identified in SCHEDULE
3.1(V)(I) hereto which is intended to be "qualified" within the meaning of
Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified as of the date of the determination letter set forth on SCHEDULE 3.1(V)(III), and the Company is not aware of any fact which would indicate that the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder has been adversely affected. None of the Pension Plans identified in SCHEDULE 3.1(V)(I) hereto are currently the subject of an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") or any other Governmental Authority nor are any the subject of any law suits, complaints, claims or legal proceedings of any kind.

                           (iv) No "prohibited transaction," as such term is
defined in Section 406 of ERISA, has occurred with respect to any Pension Plan or Welfare Plan identified in SCHEDULE 3.1(V)(I) hereto which has resulted or may result in Liability to the Company or any of the ERISA Affiliates. No breach of fiduciary responsibility under Part 4 of Title I of ERISA has occurred which has resulted or may result in Liability to the Company such Pension Plan or Welfare Plan. Except as disclosed on SCHEDULE 3.1(V)(IV), no ERISA Affiliate has incurred any material Liability for any penalty or Tax, nor, to the Knowledge of the Company, does any fact exist which would subject the Company to any penalty or Tax under Sections 4971, 4972, 4975, 4976, 4977, 4978, 4979, 4980, 4980B,
4980D, 5000 of the Code or Section 502 of ERISA with respect to any such Pension Plan or Welfare Plan.

                           (v) Except as disclosed in SCHEDULE 3.1(V)(V), each
Welfare Plan identified thereon has, to the extent applicable, at all times been in compliance with the provisions of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA. Except as disclosed on SCHEDULE 3.1(V)(V) and except as described in the immediately preceding sentence, none of the Welfare Plans provides or promises post-retirement health or life benefits to current employees or retirees of the Company or its ERISA Affiliates.

                           (vi) Except as disclosed on SCHEDULE 3.1(V)(VI), all
contributions required to be paid under the terms of each Employee Benefit Plan identified in SCHEDULE 3.1(V)(I) hereto have been made. As of and including the Closing Date, the Company shall have made all contributions required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on an unaudited balance sheet of the Company provided to Parent by the Company.

                           (vii) Except as disclosed in SCHEDULE 3.1(V)(VII) and
in subsection (ix) below, no Pension Plan identified in SCHEDULE 3.1(V)(I) hereto or trust created thereunder has been terminated or partially terminated by the Company and the Company has no knowledge of any events which would cause a voluntary or involuntary termination of any such Pension Plan.

                           (viii) Neither the Company nor any of its ERISA
Affiliates has maintained or contributed to, been obligated or required to contribute to, or withdrawn in a partial or complete withdrawal from, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA.

                           (ix) With respect to each Pension Plan identified in
SCHEDULE 3.1(V)(I) subject to Title IV of ERISA (A) neither the Company nor any ERISA Affiliate has withdrawn from any such Plan during a plan year in which it was a "substantial employer" (within the meaning of Section 4001 (a)(2) of ERISA), (B) neither the Company nor any ERISA Affiliate has filed a notice of intent to terminate any such Pension Plan or adopted any amendment to treat any such Pension Plan as terminated, (C) the PBGC has not instituted proceedings to terminate any such Pension Plan, and no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Pension Plan, (D) no accumulated funding deficiency, whether or not waived, exists with respect to any such Pension Plan and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Pension Plan, (E) all required premium payments to the PBGC have been paid when due, (F) no reportable event (as described in Section 4043 of ERISA) for which the notice requirements to the PBGC have not been waived, has occurred with respect to any such Pension Plan, (G) no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Pension Plan, and (H) as of the last day of the most recent prior plan year, the market value of assets under each such Pension Plan subject to the minimum funding standards equaled or exceeded the present value of benefit liabilities thereunder as determined in accordance with the actuarial valuation assumptions set forth in such Pension Plan.

                           (x) Except as required by law or by the terms of an
Employee Benefit Plan, the Company has not proposed or agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) nor to change any employee coverage which would cause an increase in the expense of maintaining any such Employee Benefit Plan.

                           (xi) No Employee Benefit Plan provides benefits or
payments based on or measured by the value of an equity security of or interest in the Company or any ERISA Affiliate.

                           (xii) Except as disclosed on SCHEDULE 3.1(V)(II), no
Employee Benefit Plan is a plan, agreement or arrangement providing for benefits, in the nature of severance benefits, and the Company does not have outstanding any liabilities with respect to any severance benefits available under any Employee Benefit Plan.

                  (w) EMPLOYEE MATTERS.

                           (i) The Company has provided to the Parent lists all
current employees of the Company and their hourly rates of compensation or base salaries (as applicable), the date of last increase in such compensation or salaries, and all other compensation paid to such employees. To the knowledge of the Company, no employee of the Company has any plans to terminate employment with the Company. The Company has complied with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the withholding and payment of social security and other Taxes.

                           (ii) Except as set forth on SCHEDULE 3.1(W): (A) the
Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and, upon termination of the employment of any such employees, neither the Parent nor the Company will by reason of any event, fact or circumstance occurring or existing prior to the Closing be liable to any of such employees for severance pay or any other payments; (B) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other Governmental Authority; (C) there is no labor strike, material dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against the Company; (D) the Company has not experienced any significant deterioration in its relationship with its employees; and (E) no labor union currently represents the employees of the Company and, to the knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company.

                           (iii) Except for payment of the Merger Consideration
to the Shareholders, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company, under any Employee Benefit Plan or otherwise; (B) increase any compensation or benefits payable under any Employee Benefit Plan or otherwise; or (C) result in the acceleration of the time of payment or vesting of any such compensation benefits. No Employee Benefit Plan or other arrangement provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of the Company.

                  (x) BROKERAGE FEES. The Company has not engaged or authorized any broker, investment banker or other Person to act on its behalf, directly or indirectly, as a broker or finder who might be entitled to a fee, commission or other remuneration in connection with the transactions contemplated by this Agreement.

                  (y) BOOKS AND RECORDS. All accounts, books, ledgers and official and other records prepared and kept by the Company are true, complete and accurate in all material respects and have been kept in accordance with sound business practices.

                  (z) DISCLOSURE. No representation or warranty made by the Company in this Agreement, nor any information contained in any Ancillary Document to be delivered by the Company or the Shareholder pursuant hereto, or any information relating to the Company provided or made available to the Parent in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in any material respect in light of the circumstances under which they were made.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders, severally but not jointly, represent and warrant to the Parent as set forth in their respective Investment Representation Letters.

         3.3 REPRESENTATIONS AND WARRANTIES OF THE PARENT. The Parent hereby represents and warrants to the Company as follows:

                  (a) AUTHORITY. The Parent has all necessary power and authority to enter into and deliver this Agreement and each of the Ancillary Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and by the Ancillary Documents. All actions, authorizations and consents required by Law for the execution, delivery and performance by Parent of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been or prior to the Closing will have been properly taken or obtained.

                  (b) EXECUTION AND DELIVERY. This Agreement has been, and each Ancillary Document to which the Parent is a party will be at the Closing, duly authorized, executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting or relating to creditors' rights generally or by general principles of equity.

                  (c) NO CONFLICTS. The execution, delivery and performance by the Parent of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, or result in the creation of or right to create any Lien upon any of the assets of the Parent under, (i) any Laws to which the Parent or any of its assets are subject, (ii) any judgment, order, writ, injunction, decree or award of any Governmental Authority to which the Parent or any of its assets are subject, (iii) the Certificate of Incorporation or Bylaws of the Parent, or (iv) any license, indenture, promissory note, bond, credit or loan agreement, lease, agreement, commitment or other instrument or document to which the Parent is a party or by which any of its assets are bound, except where, in the case of clause (iv), such violation, conflict, breach, etc. would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

                  (d) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained by the Parent in connection with or as a result of the execution and delivery of this Agreement or any of the Ancillary Documents, or the performance of its obligations thereunder.

                  (e) ORGANIZATION, STANDING AND QUALIFICATION. The Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada (or such other applicable jurisdiction of incorporation or formation). The Parent has all requisite power and authority to own, lease and operate its properties and to carry on their businesses as now being conducted, to use their names and are duly qualified, licensed or authorized to do business and in good standing, in each jurisdiction where the nature of the activities conducted by them or the character of the properties owned, leased or operated by them require such qualification, licensing or authorization.

                  (f) PARENT STOCK. The authorized capital stock of the Parent consists solely of 500,000,000 shares of common stock, par value $.001 per share ("Parent Common Stock"), of which 72,800,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Parent have been, and all of the shares of the Parent Common Stock issuable to the Shareholders pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in SCHEDULE 3.3(F) or in any SEC Document, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible or exchangeable securities, profits interests, conversion rights, preemptive rights, rights of first refusal or other rights, agreements, arrangements or commitments of any nature whatsoever under which the Parent is or may become obligated to issue, redeem, assign or transfer any shares of capital stock or purchase or make payment in respect of any shares of capital stock of the Parent now or previously outstanding, and there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to or any shares of its capital stock. Except as set forth on SCHEDULE 3.3(F) or in any SEC Document, none of the Parent's stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) upon the occurrence of any event or combination of events. Except as set forth on SCHEDULE 3.3(F) or in any SEC Document, the Parent has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

                  (g) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Parent has filed, on a timely basis (except as permitted by Rule 12b-25 under the Exchange Act), all forms, reports and documents that to its knowledge were required to be filed by it with the SEC since February 3, 2006. The SEC Documents (i) complied in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) to its knowledge contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Parent warrants that its Registration Statement on Form SB-2 was been declared effective by the SEC. Except as set forth on SCHEDULE 3.3(G), all material agreements to which the Parent is a party or to which the property or assets of the Parent are subject are, to its knowledge, included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing. The Parent has to its knowledge prepared and filed with the SEC all filings and reports required by the Securities Act and the Exchange Act to make the Parent's filings and reports current in all respects. Since February 3, 2006, the financial statements included in SEC Documents filed by the Parent (the "PARENT FINANCIAL STATEMENTS") fairly present in all material respects, and the Parent Financial Statements included in SEC Documents filed after the date of this Agreement will fairly present in all material respects, the consolidated financial position of the Parent as of the dates indicated and the consolidated income, changes in shareholders' equity and cash flows of the Parent for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP applied on a consistent basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments (which individually and in the aggregate are not material), and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC. The Parent Financial Statements included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing. All "off-balance sheet arrangements" (as defined in Item 303(a)(4) of Regulation S-K promulgated by the SEC) which the Parent is required to disclose under Item 303(a) of Regulation S-K in its SEC Documents are set forth in the SEC Documents. The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Parent is otherwise in compliance with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Parent, including such rules and regulations to implement the Sarbanes-Oxley Act of 2002, as amended. SCHEDULE 3.3(G) sets forth all liabilities of the Parent as of December 1, 2006.

                  (h) BROKERAGE FEES. The Parent has not engaged or authorized any broker, investment banker or other Person to act on its behalf, directly or indirectly, as a broker or finder who might be entitled to a fee, commission or other remuneration in connection with the transactions contemplated by this Agreement.

                  (i) DISCLOSURE. No representation or warranty made by the Parent in this Agreement, nor any information contained in any Ancillary Document to be delivered by the Parent pursuant hereto, or any information relating to the Parent provided or made available to the Parent in connection with the transactions contemplated hereby, including any SEC Document, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in any material respect in light of the circumstances under which they were made.

         3.4 REPRESENTATIONS AND WARRANTIES OF THE MERGER SUB. The Merger Sub hereby represents and warrants to the Company as follows:

                  (a) AUTHORITY. The Merger Sub has all necessary power and authority to enter into and deliver this Agreement and each of the Ancillary Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and by the Ancillary Documents. All actions, authorizations and consents required by Law for the execution, delivery and performance by Merger Sub of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been or prior to the Closing will have been properly taken or obtained.

                  (b) EXECUTION AND DELIVERY. This Agreement has been, and each Ancillary Document to which the Parent is a party will be at the Closing, duly authorized, executed and delivered by the Merger Sub and constitutes a legal, valid and binding obligation of the Merger Sub, enforceable against the Parent in accordance with its terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting or relating to creditors' rights generally or by general principles of equity.

                  (c) ORGANIZATION, STANDING AND QUALIFICATION. The Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California.

                  (d) MERGER SUB STOCK. The authorized capital stock of the Merger Sub consists solely of 10,000 shares of common stock of which 1,000 shares are issued and outstanding and owned by Parent and 1,000 shares of preferred stock of which no shares are issued and outstanding.


                                   ARTICLE IV

                                CERTAIN COVENANTS
                                -----------------

         4.1 CONDUCT OF BUSINESS PENDING THE CLOSING. The Company hereby covenants and agrees that, prior to the Closing, except as contemplated by this Agreement or as set forth in SCHEDULE 4.1, it shall (and each of the Shareholders hereby covenants and agrees to cause the Company to comply with the provisions of this SECTION 4.1):

                  (a) conduct its business in the usual, regular and ordinary course consistent with recent past practice and use its commercially reasonable efforts to take, or refrain from taking, as the case may be, any action which would cause the representations and warranties made in SECTION 3.1, including, without limitation, SECTION 3.1(J), to become untrue or inaccurate; and

                  (b) use its commercially reasonable efforts to maintain and preserve its business organization and relationships with its customers, vendors, suppliers and others having business dealings with it and retain the services of its officers and employees.

         4.2 TAX MATTERS; COOPERATION AND RECORDS RETENTION. The Parent and the Company will (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information which may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, the Parent and the Company will retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all Tax periods or portions thereof ending on or before the Closing and will not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

         4.3 As soon as is reasonably practicable following the Closing, but in no event later than three (3) days after closing, the HMAS Shares referred to in
Section 6.3(g) shall have been submitted to the Parent's transfer agent for cancellation.

         4.4 NO SOLICITATION. Prior to the Closing (unless the Agreement is terminated sooner), the Company shall not, and none of the Shareholders shall, directly or indirectly (through their respective Affiliates, employees, agents or representatives), initiate contact with, solicit, encourage, respond to or participate in any way in discussions or negotiations with, or provide any information or assistance to, or take any other action intended or designed to facilitate the efforts of (including without limitation, the execution of any letter of intent, term sheet or definitive agreement), any Person other than the Parent concerning any acquisition of equity interest in the Company or any significant portion of the assets of the Company (including by merger or other similar transaction). The Company or the Shareholders shall promptly notify the Parent if they are contacted or approached in respect of any such transaction, as well as the material terms of the proposed transaction and the identity of the contacting party.

         4.5 REASONABLE EFFORTS; ASSURANCES. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take or cause to be taken all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using commercially reasonable efforts to (a) obtain all consents or approvals required or desirable in connection with the transactions contemplated hereby, (b) effect promptly all necessary or appropriate registrations or filings with any Governmental Authorities, and (c) fulfill or cause the fulfillment of the conditions to Closing set forth in ARTICLE V. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall take such further action without additional consideration.

         4.6 NOTIFICATION OF CERTAIN MATTERS. The Company and Parent shall promptly notify each other in writing:

                  (a) if, subsequent to the date of this Agreement and prior to the Closing Date, either of them becomes aware of the occurrence of any event or the existence of any fact that would render any of the representations and warranties made by it (and, in case of the Company, made by any Shareholder) in SECTIONS 3.1, 3.2 or 3.3, as the case may be, if made on or as of the date of such event or the Closing Date, inaccurate or untrue (other than with respect to representations and warranties made as of a specified date);

                  (b) of any breach by either of them of any of its (and, in case of the Company, any of the Shareholders') covenant or agreement contained in this Agreement;

                  (c) of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

                  (d) of any notice or other communication from any Governmental Authority in connection with or relating to the transactions contemplated hereby; or

                  (e) if the Company or any Shareholder become aware of any material deterioration in the relationship with any customer, supplier or employee of the Company.

         4.7 PUBLIC ANNOUNCEMENTS. No party will issue or make or cause the publication of, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that nothing herein will prohibit any party from issuing, making or causing the publication of any such press release or public announcement to the extent that such party is advised by its legal counsel that such action is required by Law, in which case the party making such determination will use reasonable efforts to allow the other parties reasonable time to review and comment on such release or announcement in advance. For the purposes of this Section, the Company shall be entitled to give such prior written consent on behalf of the Shareholders.

         4.8 TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("TRANSFER TAXES") incurred in connection with the Transactions shall be paid by either Merger Sub or the Surviving Entity (provided any such payments shall not be funded, directly or indirectly, by the Company), and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

         4.9 FORM 8-K. The Parent and the Company shall prepare a Current Report on Form 8-K regarding the terms of the transaction under this Agreement, which report will contain the information that would be required if the Parent were filings a general form for registration of securities on Form 10-SB as more particularly described under Item 2.01(f) of Form 8-K, which Form 8-K will be filed with the Securities and Exchange Commission no later than 4 Business Days following the Closing Date.

         4.10. AMENDMENT TO ARTICLES OF INCORPORATION. As soon as is reasonably practicable following the execution of this Agreement, the Parent shall take such action as is necessary to obtain the Parent's stockholders' approval of an amendment (the "AMENDMENT") to the Articles of Incorporation in the form attached hereto as EXHIBIT C (i) changing the name of the Parent to "DigitalPost Interactive, Inc." and (ii) providing for the authorization and issuance of "blank check" preferred stock. One business day after receipt of approval of the Amendment from the Parent's stockholders, the Parent shall file the Amendment with the Secretary of State of Nevada.


                                    ARTICLE V

                              CONDITIONS TO CLOSING
                              ---------------------

         5.1 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions (any of which may be waived in writing by the Company):

                  (a) the Parent shall have performed and complied with all obligations and agreements required to be performed and complied with by it hereunder on or prior to the Closing (including, without limitation, those specified in SECTION 6.3);

                  (b) the representations and warranties of the Parent and Merger Sub contained in this Agreement shall be true and correct as of the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period);

                  (c) there shall be no order, decree or ruling by any Governmental Authority nor any action, suit, claim or proceeding by or before any Governmental Authority shall be pending, which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or by any Ancillary Document, or which otherwise questions the validity or legality of any such transactions;

                  (d) there shall be no statute, rules, regulation or order enacted, entered or enforced or deemed applicable to the transactions contemplated hereby which would prohibit or, render illegal the transactions contemplated by this Agreement or the Ancillary Documents;

                  (e) each of the documents to be delivered by the Parent pursuant to SECTION 6.3 shall have been so delivered by the Parent at the Closing.

         5.2 CONDITIONS TO OBLIGATION OF THE PARENT. The obligation of the Parent to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions (any of which may be waived in writing by the Parent):

                  (a) the Shareholders and the Company shall have performed or complied with all obligations and agreements required to be performed or complied with by any of them hereunder on or prior to the Closing (including, without limitation, those specified in SECTION 6.2);

                  (b) the representations and warranties of the Shareholders and the Company contained in this Agreement shall be true and correct as of the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period);

                  (c) there shall be no order, decree or ruling by any Governmental Authority nor any action, suit, claim or proceeding by or before any Governmental Authority shall be pending, which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or any Ancillary Document, or which otherwise questions the validity or legality of any such transactions;

                  (d) there shall be no statute, rules, regulation or order enacted, entered or enforced or deemed applicable to the transactions contemplated hereby which would prohibit or render illegal the transactions contemplated by this Agreement or the Ancillary Documents;

                  (e) the Company shall have obtained on terms and conditions satisfactory to the Parent all consents and approvals of third parties (including Governmental Authorities) that are required (i) for the consummation of the transactions contemplated hereby or any Ancillary Document, or (ii) in order to prevent a breach of, a default under or a termination, material change in the terms or conditions or material modification of, any Material Agreement as a result of the consummation of the transactions contemplated hereby;

                  (f) each of the documents to be delivered by Shareholders or the Company pursuant to SECTION 6.2 shall have been so delivered by Shareholders or the Company at the Closing; and

                  (g) no Shareholder shall have exercised Dissenter's Rights.


                                   ARTICLE VI

                                     CLOSING
                                     -------

         6.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Spectrum Law Group, 1900 Main Street, Suite 125, Irvine, California 92614, as soon as practicable but in no event later than 10:00 a.m., Pacific time, on the third (3rd) Business Day after the date on which each of the conditions set forth in SECTIONS 5.1 and 5.2 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as the parties may mutually agree. The date on which the closing actually occurs is referred to herein as the "CLOSING DATE".

         6.2 COMPANY'S DELIVERIES AT CLOSING. At the Closing, the Company shall deliver or cause to be delivered to the Parent all of the following:

                  (a) the Certificates that immediately prior to the Effective Time represented outstanding Company Shares whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.1(c), together with a duly executed letter of transmittal;

                  (b) the corporate minute book, seal, and stock ledger of the Company;

                  (c) evidence that the Company has obtained on terms and conditions reasonably satisfactory to the Company all consents and approvals of third parties (including Governmental Authorities) that are required (i) for the consummation of the transactions contemplated hereby or (ii) in order to prevent a material breach of, a default under or a termination, material change in the terms or conditions or material modification of, any Contract as a result of the consummation of the transaction contemplated hereby;

                  (d) original counterparts to the Investor Representation Letters duly executed by each Shareholder;

                  (f) certified consents of the Board of Directors and Shareholders of the Company authorizing the consummation of the transactions contemplated by this Agreement;

                  (g) a certificate of good standing of the Company from the state of California as of the most recent practicable date;

                  (h) certificates of the Company, in form and substance reasonably satisfactory to the Company, dated the Closing Date, certifying compliance with the conditions set forth in SECTIONS 5.2(A) and 5.2(B);

                  (i) a legal opinion from the Company's legal counsel in form and substance reasonably satisfactory to Parent; and

                  (j) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

         6.3 PARENT'S DELIVERIES AT CLOSING. At the Closing, the Parent shall deliver or cause to be delivered to the Company all of the following:

                  (a) certificates representing the Merger Consideration, registered in the names of the Shareholders (as of the Closing);

                  (b) certified resolutions of the Board of Directors of the Parent authorizing the consummation of the transactions contemplated by this Agreement;

                  (c) certified resolutions of the Board of Directors and Stockholders of the Merger Sub authorizing the consummation of the transactions contemplated by this Agreement;

                  (d) written resignations of the officers of the Parent and Merger Sub effective as of the Closing Date in form satisfactory to the Company;

                  (e) written resignations of the directors of the Parent and Merger Sub to be effective as of the Closing Date in form satisfactory to the Company;

                  (f) certified resolutions of the Board of Directors of the Parent appointing the officers and directors of the Company (or their designees) as the officers and directors of the Parent and Merger Sub;

                  (g) evidence, in form and substance satisfactory to the Company, setting forth the agreement of holders of not less than 57,140,000 shares of Parent's Common Stock to submit their shares for cancellation (the "HMAS SHARES");

                  (h) evidence, in form and substance satisfactory to the Company, of satisfaction, accord, settlement and/or full release of all Liabilities set forth on SCHEDULE 3(G) hereto;

                  (i) a Form D pursuant to Regulation D promulgated under the Securities Act, the filing of which will be effected within fifteen (15) days of Closing;

                  (j) a certificate of good standing of the Parent and Merger Sub from the State of Nevada as of the most recent practicable date;

                  (j) a certificate of the Parent, in form and substance reasonably satisfactory to the Company, dated the Closing Date and signed by the President and the Chief Financial Officer of the Parent evidencing compliance with the conditions set forth in SECTIONS 5.1(A) and 5.1(B);

                  (k) evidence of filing of the Amendment with the Nevada Secretary of State;

                  (l) a legal opinion from Parent's counsel regarding the legality of the issuance of the Parent Company Shares; and

                  (m) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby

         6.4 OTHER DOCUMENTS. The parties agree to execute and deliver on or before the Closing all other documents that are reasonably necessary or desirable in order to consummate the transactions contemplated hereby and to carry out the intent of this Agreement.

         6.5 EXPENSES. Except as otherwise specifically provided herein, the Shareholders, the Company, Merger Sub, and the Parent, shall each pay their own expenses, including, but not limited to, attorneys', accountants', financial advisors' and brokers' or finders' fees, incurred in connection with the transactions contemplated hereby ("EXPENSES"). It is the express intention of the parties that the Company shall remain responsible for all Expenses incurred by the Company, its Affiliates or their respective agents in connection with the transactions contemplated hereby.


                                   ARTICLE VII

                                   TERMINATION
                                   -----------

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of the Parent and the Company;

                  (b) by either the Parent or the Company if the Closing shall not have been consummated on or before February 1, 2007 (provided that the terminating party is not otherwise in material breach of its obligations under this Agreement), which date may be extended by written agreement of the Parent and the Company; or

                  (c) by either the Parent or the Company, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the transactions contemplated hereby shall have been issued and shall have become final and non-appealable.

         7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with this ARTICLE VII, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective directors, officers, stockholders or agents, except that any such termination shall be without prejudice to the rights of any party hereto arising out of any breach by any other party of this Agreement.


                                  ARTICLE VIII

                                   DEFINITIONS
                                   -----------

         For purposes of this Agreement, the following terms and phrases shall have the following meanings:

         "AFFILIATE" shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

         "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the State of New York are authorized by law, regulation or executive order to close.

         "COMPANY STOCK OPTION" shall mean any option to purchase Company Shares granted under the Company Stock Plan or otherwise.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "EMPLOYEE BENEFIT PLAN" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or unwritten) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has or could have any obligation or liability, whether actual or contingent (and including, without limitation, any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

         "ENVIRONMENTAL LAW" shall mean any federal, state, local or foreign law (including any common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public or employee health and safety, and includes, but not limited to, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended, the Clean Water Act, 33 U.S.C. ss. 2601 et seq., as amended, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. ss. 6901 et seq., as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., as amended, the New York Navigation Law, as amended, and the Occupational Safety and Health Act, 29 U.S.C. ss. 6901 et seq., as amended.

         "ENVIRONMENTAL COSTS AND LIABILITIES" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial activities) arising from or under any Environmental Law or order or contract with any Governmental Authority or any other Person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any entity that, together with the Company, is or was treated as a single employer under Section 414(b), (c) or (m) of the Code.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States.

         "GOVERNMENTAL AUTHORITY" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

         "HAZARDOUS MATERIALS" shall mean any petroleum or petroleum products, radioactive materials, asbestos-containing materials, radon gas, PCBs and any other hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "hazardous waste," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under any Environmental Law.

         "LAWS" shall mean all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any governmental entity.

         "LIABILITIES" shall mean any liability or obligation, including without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         "LIENS" shall mean any security interest, mortgage, lien, charge, claims, option and encumbrance.

         "MATERIAL ADVERSE EFFECT" used in connection with a party shall mean any event, change or effect that is or is reasonably likely to become materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party and its subsidiaries, if any, on a consolidated basis.

         "PENSION PLAN" shall mean any qualified or non-qualified Employee Pension Benefit Plan (including, any Multiemployer Plan), as such term is defined in Section 3(2) of ERISA.

         "PERSON" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental entity of any kind.

         "PRE-CLOSING PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC DOCUMENTS" shall mean all reports and registration statements filed, or required to be filed, by the Parent pursuant to the Securities Laws.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITIES LAWS" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

         "SUBSIDIARY" shall mean, as to any Person, any corporation, partnership, limited liability company or other entity which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, the general managers or other persons performing similar functions, are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

         "WELFARE PLAN" shall mean any Employee Welfare Benefit Plan, as such term is defined in Section 3(1) of ERISA.


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally (including delivery by courier service), transmitted by telecopy or mailed by registered or certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, as follows:

         (a) If to the Parent, to:

                  Homassist Corporation
                  107-1520 McCallum Rd., Suite 29
                  Abbotsford, British Columbia, Canada V2S8B2
                  Attention: President
                  Telephone:  (604) 313-5410
                  Telecopy:

                  with a copy to:

                  Spectrum Law Group
                  1900 Main Street, Suite 125
                  Irvine, California 92614
                  Attention:  Marc Indeglia
                  Telephone:  (949) 851-4300
                  Telecopy:  (949) 851-5940

         (b) If to the Company, the Shareholders or the Shareholder Representative, to:

                  The Family Post
                  1 Peters Canyon
                  Irvine, CA 92606
                  Attention: President
                  Telephone:  (949) 502-7060
                  Telecopy:

                  with a copy to:

                  Scott D. Olson, Esq.
                  251 High Drive
                  Laguna Beach, CA 92651
                  Telephone: (310) 985-1034
                  Telecopy: (501) 634-2648

or to such other address as the Person to whom notice is to be given may have previously furnished to the other parties in writing in accordance herewith. Notice shall be deemed given on the date received (or, if receipt thereof is refused, on the date of such refusal).

         9.2 AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto. No waiver by any party of any non-compliance, default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent non-compliance, default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.3 INTERPRETATION. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. References to any "Article", "Section", "Exhibit" or "Schedule" shall refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement. In any case where the concept of materiality is applied more than once to qualify any provision of this Agreement (whether by cross-referencing or incorporation or otherwise), such provision shall be interpreted as if only one, but the broadest one, of such materiality qualification applied to it. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of a party shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities made by any other party pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the investigating party and consummation of the transactions contemplated herein by a party shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any other party's rights and remedies with regard thereto.

         9.4 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. None of the parties hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees, distributees and assigns.

         9.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature.

         9.6 COUNTERPARTS; FACSIMILES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Counterparts may be executed either in original, faxed form, or ".pdf" form and the parties adopt any signatures received by a receiving fax machine or an e-mail as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed or e-mailed.

         9.7 GOVERNING LAW; VENUE; JURISDICTION. The laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. This Agreement shall be enforceable in any court of competent jurisdiction. In furtherance of and not in limitation of the foregoing, the parties hereto (i) agree and consent to the personal jurisdiction and venue of the state and Federal courts sitting in Orange County, California in any action or proceeding arising out of or connected in any way with this Agreement, (ii) irrevocably waive, to the fullest extent permitted by law, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (iii) agree that service of process in any such action or proceeding will be sufficient if sent by certified mail, return receipt requested, to applicable address set forth above, and that such service shall constitute "personal service," and further agree to the invocation of said jurisdiction by service of process in any other manner authorized by law.

         9.8 SEVERABILITY. If any term or provision of this Agreement shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and this Agreement shall be deemed severable and shall be enforced otherwise to the full extent permitted by law.

         9.9 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to herein and which form a part hereof) and the Ancillary Documents constitute the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof except for a confidentiality agreement by and among the parties hereto, if any.

         9.10 SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached hereto are incorporated herein and made a part hereof for all purposes.

                  IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the parties hereto on the date first above written.


                                                 PARENT:

                                                 HOMASSIST CORPORATION


                                                 By: __________________________
                                                       Name:
                                                       Title:


                                                 MERGER SUB:

                                                 TFP SUB, INC.


                                                 By: __________________________
                                                       Name:
                                                       Title:


                                                 COMPANY:

                                                 THE FAMILY POST, INC.

                                                 By: __________________________
                                                       Name:  Michael Sawtell
                                                       Title:  President

                               DISCLOSURE SCHEDULE

         This Disclosure Schedule has been prepared in connection with that certain Agreement and Plan of Merger dated as of January 16, 2007 (the "Agreement") between Homassist Corporation, a Nevada corporation, TFP Sub, Inc., a California corporation and The Family Post, Inc., a California corporation. Capitalized terms not otherwise defined in this Disclosure Schedule shall have the same meaning as in the Agreement.

         The disclosure of any matter in this Company Disclosure Schedule should not be construed as indicating that such matter is necessarily required to be disclosed in order for any representation or warranty in the Agreement to be true and correct in all material respects. Any description of any document included in this Disclosure Schedule is qualified in all respects by reference to such document.

                                 SCHEDULE 3.3(f)


         None.

                                 SCHEDULE 3.3(g)

              Material Agreements--None.

              Liabilities as of 12/1/06--to come.

                                 SCHEDULE 3.1(c)

None

                                 SCHEDULE 3.1(e)


California

                                 SCHEDULE 3.1(f)

1. shareholder list with holdings

                                                      SHARES               %
                                                    OUTSTANDING        OWNERSHIP
                                                    -----------        ---------
Shareholder 1                                        10,100,000           61.3%
Shareholder 2                                         1,470,588            8.9%
Shareholder 3                                           294,188            1.8%
Shareholder 4                                         1,121,026            6.8%
Shareholder 5                                           147,059            0.9%
Shareholder 6                                           147,059            0.9%
Shareholder 7                                            73,529            0.4%
Shareholder 8                                           142,947            0.9%
Shareholder 9                                           147,000            0.9%
Shareholder 10                                          147,000            0.9%
Shareholder 11                                           69,444            0.4%
Shareholder 12                                          555,556            3.4%
Shareholder 13                                          277,778            1.7%
Shareholder 14                                          277,778            1.7%
Shareholder 15                                          277,778            1.7%
Shareholder 16                                          277,778            1.7%
Shareholder 17                                           66,667            0.4%
Shareholder 18                                          200,000            1.2%
Shareholder 19                                          500,000            3.0%
Shareholder 20                                          150,000            0.9%
Shareholder 21                                           35,000            0.2%
                                                --------------------------------
                                TOTAL                16,478,175          100.0%
                                                --------------------------------


2. options/warrants and contracts that the Company may be obligated to issues options/warrants

------------------- ------------------------------------------ ---------- -------------
  DATE                 GRANTEE                                  # OF NSO    EXERCISE
COMMENCED                                                        OPTIONS     PRICE
------------------- ------------------------------------------ ---------- -------------
2005
7/14/2005           Optionholder 1                              2,000,000  $    0.100
11/29/2005          Optionholder 2                                450,000  $    0.300
7/1/2005            Optionholder 3                                700,000  $    0.100
8/24/2005           Optionholder 4                                350,000  $    0.100
7/1/2005            Optionholder 5                                200,000  $    0.100
12/5/2005           Optionholder 6                                125,000  $    0.200
7/1/2005            Optionholder 7                                100,000  $    0.100
12/14/2005          Optionholder 8                                300,000  $    0.200
12/19/2005          Optionholder 9                                200,000  $    0.200

                                                            --------------
                                               2005 grants      4,425,000
                                                            --------------

                                       5

2006
1/13/2006           Optionholder 10                                62,500  $    0.300
3/13/2006           Optionholder 11                               300,000  $    0.200
3/15/2006           Optionholder 12                               300,000  $    0.200
3/15/2006           Optionholder 13                               200,000  $    0.200
3/15/2006           Optionholder 14                               200,000  $    0.100
3/28/2006           Optionholder 15                                31,250  $    0.200
3/30/2006           Optionholder 16                                15,625  $    0.200
4/3/2006            Optionholder 17                                31,250  $    0.200
4/3/2006            Optionholder 18                               100,000  $    0.200
4/3/2006            Optionholder 19                                15,625  $    0.200
4/4/2006            Optionholder 20                                31,250  $    0.200
4/4/2006            Optionholder 21                                31,250  $    0.200
6/14/2006           Optionholder 22                                15,625  $    0.200
6/26/2006           Optionholder 23                                15,625  $    0.300
6/1/2006            Optionholder 24                               265,000  $    0.200
7/20/2006           Optionholder 25                               125,000  $    0.300
4/10/2006           Optionholder 26                                15,000  $    0.200
4/10/2006           Optionholder 27                                15,000  $    0.200
7/1/2006            Optionholder 28                                30,000  $    0.200
8/11/2006           Optionholder 29                                75,000  $    0.200
8/23/2006           Optionholder 30                                80,000  $    0.200
11/13/2006          Optionholder 31                             3,000,000  $    0.200
11/13/2006          Optionholder 32                                50,000  $    0.200
11/13/2006          Optionholder 33                                75,000  $    0.200
11/13/2006          Optionholder 34                               100,000  $    0.200
11/13/2006          Optionholder 35                               100,000  $    0.200
11/13/2006          Optionholder 36                               100,000  $    0.200
12/1/2006           Optionholder 37                               200,000  $    0.200
12/4/2006           Optionholder 38                                50,000  $    0.300
12/4/2006           Optionholder 39                                62,500  $    0.300
12/4/2006           Optionholder 40                                62,500  $    0.300
12/4/2006           Optionholder 41                                62,500  $    0.300
12/4/2006           Optionholder 42                                62,500  $    0.300
12/18/2006          Optionholder 43                                50,000  $    0.200
12/20/2006          Optionholder 44                               250,000  $    0.200
12/20/2006          Optionholder 45                                50,000  $    0.200
12/31/2006          Optionholder 46                               150,000  $    0.200
12/31/2006          Optionholder 47                               100,000  $    0.200
                                                            --------------
                                               2006 grants      6,480,000
                                                            --------------

1/12/06             Optionholder 48                                60,000  $    0.200
                                                            --------------
                                               2007 grants         60,000


                                       6

                      CANCELLATIONS OF OPTIONS IN CONJUNCTION       #
                                WITH RE-PRICE 1/3/07            CANCELLED
------------------- -----------------------------------------   ---------- -----------
7/14/2005           Optionholder 1                              2,000,000  $    0.100
11/29/2005          Optionholder 2                                450,000  $    0.300
1/13/2006           Optionholder 3                                 62,500  $    0.300
3/28/2006           Optionholder 4                                 31,250  $    0.200
3/30/2006           Optionholder 5                                 15,625  $    0.200
4/3/2006            Optionholder 6                                 31,250  $    0.200
4/3/2006            Optionholder 7                                100,000  $    0.200
4/3/2006            Optionholder 8                                 15,625  $    0.200
4/4/2006            Optionholder 9                                 31,250  $    0.200
4/4/2006            Optionholder 10                                31,250  $    0.200
6/14/2006           Optionholder 11                                15,625  $    0.200
6/26/2006           Optionholder 12                                15,625  $    0.300
7/20/2006           Optionholder 13                               125,000  $    0.300
12/4/2006           Optionholder 14                                62,500  $    0.300
12/4/2006           Optionholder 15                                62,500  $    0.300
12/4/2006           Optionholder 16                                62,500  $    0.300
12/4/2006           Optionholder 17                                62,500  $    0.300

                                                            --------------
                                Total Option Cancellations      3,175,000
                                                            --------------


Caliber Media Agreement dated 9/1/06: Warrants issued only upon certain measurements as follows:

---------------------------- ------------------------- -------------------------
Warrants                     Websites                  Exercise Price
---------------------------- ------------------------- -------------------------
30,000                       5,000                      $          0.200
---------------------------- ------------------------- -------------------------
100,000                      25,000                     $          0.200
---------------------------- ------------------------- -------------------------
200,000                      50,000                     $          0.200
---------------------------- ------------------------- -------------------------
300,000                      75,000                     $          0.200
---------------------------- ------------------------- -------------------------
500,000                      100,000                    $          0.200
---------------------------- ------------------------- -------------------------
1,000,000                    500,000                    $          0.200
---------------------------- ------------------------- -------------------------


However, no such measurements have been met, thus, no warrants have been issued as of January 12, 2007. If at twelve months from date of signed agreement, less than 5,000 met, warrant offering is null and void.

                                 SCHEDULE 3.1(h)

No off-balance sheet arrangements.

                                 SCHEDULE 3.1(j)

During the period from July 15, 2005 (date of inception) through December 31, 2005, the Company issued 9,200,000 shares of its restricted common stock to its founder, sole Director, Chief Executive Officer, and President for cash in the amount of $168,000.

         During the period from July 15, 2005, the Company issued 500,000 shares of its restricted common stock to an unrelated party for cash in the amount of $100,000.

         During the first quarter of 2006, the Company issued 1,187,500 shares of restricted common stock for $237,500 in cash.

         During the second quarter of 2006, the Company issued 1,106,500 shares of restricted common stock for $187,500 in cash.

         During the third quarter of 2006, the Company issued 500,000 shares of restricted common stock for $100,000 in cash.

         During the fourth quarter of 2006, the Company issued 1,850,000 shares of restricted common stock for $370,000 in cash.

         During January 2007, the Company re-priced all common stock investor rounds made since July 14, 2005, the date of inception of the Company, and cancelled related stock options issued with the investment. As a result, the Company issued an additional 1,959,283 shares of common stock to its investors and cancelled options to purchase 3,175,000 shares of common stock of the Company. As part of the 1,959,283 new shares issued, 1,500,000 shares of common stock were issued to the Chief Executive Officer, and as part of the options to purchase 3,175,000 shares cancelled, 2,000,000 options were held by the Chief Executive Officer, and were cancelled as part of this transaction. As part of the 1,959,283 new shares of common stock issued, 58,824 shares were returned back to the Company by the Consulting Chief Financial Officer, and as part of the options to purchase 3,175,000 shares cancelled, 100,000 options were held by the Consulting Chief Financial Officer, and were cancelled as part of the this transaction.

                                 SCHEDULE 3.1(k)

None.

                                 SCHEDULE 3.1(l)

None.

                                 SCHEDULE 3.1(m)

In February 2006, the Company had entered into a one year lease for its principal offices. Monthly rent is $2,200 under this new lease and the lease expires February 28, 2007. For the three and nine months ended September 30, 2006, principal office lease expense amounted to $6,600 and 23,074.

                               SCHEDULE 3.1(n)(ii)


1. TFP owns "Websites For Heroes"

2. TFP owns:

Digitalpostinteractive.com

Digitalpostx.com

Dpinteractive.com

Qwikpost.com

Thefreebiepost.com

Thehousepost.com

Theopenpost.com

Familywebsite.bz

Thefamilypost.com

Thefamilypost.net

Yourfamilyontheweb.com

                              SCHEDULE 3.1(n)(iii)

None.

                               SCHEDULE 3.1(o)(1)

Material Agreements/Contracts


      DATE                                CONTRACT/      # OF         EXERCISE
    COMMENCED            GRANTEE          AGREEMENT     OPTIONS        PRICE
----------------- --------------------- ------------- ------------- ------------
2005
7/14/2005         Optionholder 1          Employee       2,000,000     $ 0.100
7/1/2005          Optionholder 2          Employee         700,000     $ 0.100
8/24/2005         Optionholder 3          Employee         350,000     $ 0.100
7/1/2005          Optionholder 4         Consultant        200,000     $ 0.100
12/5/2005         Optionholder 5         Consultant        125,000     $ 0.200
7/1/2005          Optionholder 6         Consultant        100,000     $ 0.100
12/14/2005        Optionholder 7         Consultant        300,000     $ 0.200
12/19/2005        Optionholder 8         Consultant        200,000     $ 0.200
3/13/2006         Optionholder 9          Employee         300,000     $ 0.200
3/15/2006         Optionholder 10         Employee         300,000     $ 0.200
3/15/2006         Optionholder 11        Consultant        200,000     $ 0.200
3/15/2006         Optionholder 12        Consultant        200,000     $ 0.100
6/1/2006          Optionholder 13        Consultant        265,000     $ 0.200
4/10/2006         Optionholder 14        Consultant         15,000     $ 0.200
4/10/2006         Optionholder 15        Consultant         15,000     $ 0.200
7/1/2006          Optionholder 16        Consultant         30,000     $ 0.200
8/11/2006         Optionholder 17        Consultant         75,000     $ 0.200
8/23/2006         Optionholder 18         Investor          80,000     $ 0.200
9/1/2006          Optionholder 19         License                0     $ 0.200
11/13/2006        Optionholder 20         Employee       3,000,000     $ 0.200
11/13/2006        Optionholder 21         Employee          50,000     $ 0.200
11/13/2006        Optionholder 22         Employee          75,000     $ 0.200
11/13/2006        Optionholder 23         Employee         100,000     $ 0.200
11/13/2006        Optionholder 24         Employee         100,000     $ 0.200
11/13/2006        Optionholder 25        Consultant        100,000     $ 0.200
12/1/2006         Optionholder 26        Consultant        200,000     $ 0.200
12/4/2006         Optionholder 27        Consultant         50,000     $ 0.300
12/4/2006         Optionholder 28         Investor          62,500     $ 0.300
12/4/2006         Optionholder 29         Investor          62,500     $ 0.300
12/4/2006         Optionholder 30         Investor          62,500     $ 0.300
12/4/2006         Optionholder 31         Investor          62,500     $ 0.300
12/18/2006        Optionholder 32         Investor          50,000     $ 0.200
12/20/2006        Optionholder 33        Consultant        250,000     $ 0.200
12/20/2006        Optionholder 34        Consultant         50,000     $ 0.200
12/31/2006        Optionholder 35        Consultant        150,000     $ 0.200
12/31/2006        Optionholder 36        Consultant        100,000     $ 0.200

                               SCHEDULE 3.1(o)(2)

None.

                               SCHEDULE 3.1(o)(3)

None.

                                 SCHEDULE 3.1(p)

None.

                                 SCHEDULE 3.1(q)

None.

                                 SCHEDULE 3.1(r)

None.

                                 SCHEDULE 3.1(s)

Related Party Transactions:

On July 14, 2005, the Company granted an option to purchase 50,000 shares of common stock of the Company to a person who is the Chief Executive Officer's brother for consulting services rendered to the Company. The options vest every nine months over a three year period are exercisable at .10 per share.

As of December 31, 2005, $54,845 was due to the Chief Executive Officer and principal stockholder. The amount was partially generated from his deferred salary. During the period from inception, July 14, 2005 through December 31, 2005, the Chief Executive Officer was not paid his salary, which amounted to $37,500 and is recorded as due to stockholder. The Company also owes the officer for purchases of computer equipment made on behalf of the Company in the amount of $17,345 as of December 31, 2005. During the nine months ended September 30, 2006, no amounts were paid to the Chief Executive Officer for his deferred salary and $10,035 was paid as reimbursement to him for computer equipment purchased on behalf of the Company. As of September 30, 2006, the Company owed the Chief Executive Officer $51,060 for deferred salary and purchases of computer equipment made on behalf of the Company.

On March 15, 2006, the Company entered into an employment agreement with its Vice President of Stategic Alliances. In April 2006, the same employee and sister also invested an aggregate of $50,000 cash for 294,000 common shares of the Company and options to purchase 62,500 shares. On November 29, 2006, the employee was terminated.

A shareholder of the Company also served as a Consulting Chief Financial Officer from March 2006 under a consulting agreement with a consulting firm owned the shareholder. The consulting agreement paid the consulting firm an hourly rate of $100 per hour, payable partially in stock and exercised stock options. The consulting agreement granted the firm an option to purchase 400,000 common shares of the Company. In November 2006, the consultant received an additional option grant to purchase 100,000 shares of common stock. From March 2006 through May 2006, for consulting services rendered, the consulting firm received $1,770 cash proceeds, 14,700 shares of the Company's restricted stock valued at $2,940 and 39,200 exercised options valued at $3,920. Effective July 2006, the hourly rate was changed to $65 per hour. From July 2006 to December 2006, for consulting services rendered, the consulting firm received $8,504 cash proceeds and 25,951 exercised options valued at $2,950. The consulting agreement also provides finder fees of 10% of any gross proceeds raised through an introduction made by consultant.

During October, 2006, the Company applied for and obtained an unsecured line of credit from a financial institution in the amount of $20,000, which incurs interest at 14% annually. The line of credit is personally guaranteed by the Company's Chief Executive Officer and principal stock holder and the wife of the Chief Executive Officer. As of the date of this Report, no amount was owed under the line of credit.

During November 2006, the Chief Executive Officer and principal shareholder advanced the Company $50,000 cash and was recorded as advance due to shareholder. As of the date of this report, the $50,000 advance had not been repaid and remains outstanding.

During January 2007, the Company re-priced all common stock investor rounds made since July 14, 2005, the date of inception of the Company and cancelled related stock options issued with the investment. As a result, the Company issued an additional 1,959,283 of common stock to its investors and cancelled options to purchase 3,175,000 common stock of the Company. As part of the 1,959,283 new shares issued, 1,500,000 shares of the common stock were issued to the Chief Executive Officer and as part of the 3,175,000 options cancelled, 2,000,000 of which were held by the Chief Executive Officer and were cancelled as part of this transaction. As part of the 1,959,283 new shares issued, 58,824 shares were returned back to the Company by the Consulting Chief Financial Officer and as part of the 3,175,000 options cancelled, 100,000 options were held by the Consulting Chief Financial Officer and were cancelled as part of the this transaction.

                               SCHEDULE 3.1(t)(1)

Insurance policies: Hartford General Business Liability Policy

                               Schedule 3.1(t)(2)

None.

                             SCHEDULE 3.1(u)(ii)(16)

California and US federal.

                               SCHEDULE 3.1(v)(i)

None.

                               SCHEDULE 3.1(v)(ii)

None.

                              SCHEDULE 3.1(v)(iii)

None.

                               SCHEDULE 3.1(v)(iv)

None.

                               SCHEDULE 3.1(v)(v)

None.

                               SCHEDULE 3.1(v)(vi)

None.

                              SCHEDULE 3.1(v)(vii)

None.

                                 SCHEDULE 3.1(w)

None.


                                       33